 Exhibit 10.1

SUBORDINATED NOTE PURCHASE AGREEMENT

7.00% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE 2036

This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of August 26, 2026, and is made by and among Avidbank Holdings, Inc., a California corporation (the “Company”), and the several purchasers of the Subordinated Notes (as defined herein) identified on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company has requested that the Purchasers purchase from the Company up to $30,000,000 in aggregate principal amount of Subordinated Notes, which aggregate amount is intended to qualify for inclusion as Tier 2 Capital (as defined herein);

WHEREAS, the Company has engaged Piper Sandler & Co., as its exclusive placement agent (“Placement Agent”) for the offering of the Subordinated Notes;

WHEREAS, each of the Purchasers is an institutional “accredited investor” as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or a QIB (as defined herein);

WHEREAS, the offer and sale of the Subordinated Notes by the Company is being made in reliance upon exemptions from registration available under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D; and

WHEREAS, each Purchaser is willing to purchase from the Company a Subordinated Note in the principal amount set forth on such Purchaser’s respective signature page hereto (the “Subordinated Note Amount”) in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Notes.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.	DEFINITIONS.

1.1

Defined Terms. The following capitalized terms used in this Agreement have the meanings defined or referenced below. Certain other capitalized terms used in this Agreement may be defined elsewhere in this Agreement.

“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and Subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates.

“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Subordinated Note represented by a global certificate, the rules and procedures of DTC that apply to such transfer or exchange.

“Bank” means Avidbank, a California state chartered bank and wholly owned subsidiary of the Company.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in California are permitted or required by any applicable law or executive order to close.

“Closing” has the meaning set forth in Section 2.5.

“Closing Date” means August 26, 2026.

“Common Shares” means the Company’s common stock, no par value per share.

“Company” has the meaning set forth in the preamble hereto and shall include any successors to the Company.

“Company Covered Person” has the meaning set forth in Section 4.2.4.

“Company’s Reports” means (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, including the audited financial statements of the Company contained therein; (ii) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, as filed with the SEC, including the unaudited financial statements of the Company contained therein; (iii) the Company’s Current Reports on Form 8-K, as filed with the SEC on March 13, 2026, May 21, 2026, and August 3, 2026; and (iv) the Company’s public reports for the years ended December 31, 2024 and December 31, 2025, and the periods ended March 31, 2026, and June 30, 2026, as filed with the FRB as required by the regulations of the FRB.

“Control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Data Room” means the virtual data room established by the Company and the Placement Agent and available to the Purchasers in connection with the transactions contemplated by this Agreement.

“Disbursement” has the meaning set forth in Section 3.1.

“Disqualification Event” has the meaning set forth in Section 4.2.4.

“DTC” has the meaning set forth in Section 3.1.

“Environmental Laws” mean any applicable laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, et. seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, common law, laws of other jurisdictions or orders and regulations.

“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock or shares of a corporation, any and all equivalent ownership interests in a Person which is not a corporation, and any and all warrants, options or other rights to purchase any of the foregoing.

“Event of Default” has the meaning set forth in the Subordinated Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations of the SEC promulgated thereunder.

“FDIC” means the Federal Deposit Insurance Corporation.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Global Note” has the meaning set forth in Section 3.1.

“Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency (including, without limitation, each applicable Regulatory Agency) with jurisdiction over the Company, the Bank or a Subsidiary of the Company.

“Governmental Licenses” has the meaning set forth in Section 4.3.

“Hazardous Materials” means flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under Environmental Laws.

“Indebtedness” means and includes: (i) all items arising from the borrowing of money  that, according to GAAP, would be included in determining total liabilities as shown on the consolidated balance sheet of the Company or any Subsidiary of the Company; and (ii) all obligations secured by any lien on property owned by the Company or any Subsidiary whether or not such obligations shall have been assumed by the Company or any Subsidiary; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of the Company’s or the Bank’s business (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by the Company or the Bank and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.

“Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.

“Material Adverse Effect” means,  with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial condition, results of operations or business of such Person, or (ii) would materially impair the ability of such Person to perform its respective obligations under any of the Transaction Documents, or otherwise materially impede the consummation of the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally and not specifically related to the Company, the Bank or the Purchasers, (4) direct effects of compliance with this Agreement on the operating performance of the Company, the Bank or the Purchasers, including expenses incurred by the Company, the Bank or the Purchasers in consummating the transactions contemplated by this Agreement, (5) the effects of any epidemic, pandemic or disease outbreak, (6) natural disasters or other force majeure events, (7) changes in national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or by the occurrence of any military or terrorist attack upon or within the United States, and (8) the effects of any action or omission taken by the Company with the prior written consent of the Purchasers, and vice versa, or as otherwise contemplated by the Transaction Documents, which in the event of (1), (2), (3), (5), (6), or (7) do not disproportionately adversely affect the operations or business of the Company or the Bank, taken as a whole, in comparison to other banking institutions with similar operations.

“Maturity Date” means September 1, 2036.

“Noteholder” has the same meaning as set forth in the Form of Subordinated Note attached as Exhibit A hereto and incorporated by reference herein.

“Paying Agent” means UMB Bank N.A. as paying agent and registrar under the Paying Agent Agreement, or any successor in accordance with the applicable provisions of the Paying Agent Agreement.

“Paying Agent Agreement” means the Paying Agency and Registrar Agreement, dated as of August 18, 2026, between the Company and UMB Bank N.A., as paying agent and registrar, as amended, modified or restated from time to time.

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

“Placement Agent” has the meaning set forth in the Recitals.

“Preferred Stock” has the meaning set forth in Section 4.1.2.

“Presentation” means the Company’s presentation captioned “Subordinated Notes Investor Presentation” dated as of August 2026, as may be amended from time to time, relating to the offering of the Subordinated Notes and made available to Purchasers.

“Property” means any real property owned, leased, or otherwise used by the Company or any Affiliate or Subsidiary of the Company. For avoidance of doubt, Property includes, without limitation, property repossessed or foreclosed in connection with lending activities of the Bank.

“Purchaser” or “Purchasers” has the meaning set forth in the preamble hereto.

“QIB” has the meaning set forth in Section 5.9.

“Regulation D” means Regulation D promulgated under the Securities Act.

“Regulatory Agencies” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to the Company, the Bank or any of their Subsidiaries.

“SEC” means the United States Securities and Exchange Commission.

“Secondary Market Transaction” has the meaning set forth in Section 5.5.

“Securities Act” has the meaning set forth in the Recitals.

“Settlement Agent” means UMB Bank N.A., as settlement agent under the Settlement Agent Agreement, or any successor in accordance with the applicable provisions of the Settlement Agent Agreement.

“Settlement Agent Agreement” means the Settlement Agent Services Agreement, dated as of August 18, 2026, between the Company and UMB Bank N.A., as settlement agent, as amended, modified or restated from time to time.

“Subordinated Note” means the Subordinated Note (or collectively, the “Subordinated Notes”) in the form attached as Exhibit A hereto, as amended, restated, supplemented or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Note.

“Subordinated Note Amount” has the meaning set forth in the Recitals.

“Subsidiary” means with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.

“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. Part 217, 12 C.F.R. Part 225, and 12 C.F.R. Part 250 as amended, modified and supplemented and in effect from time to time or any replacement thereof.

“Transaction Documents” has the meaning set forth in Section 3.2.1.1.

1.2

Interpretations. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Eastern Time unless otherwise specifically provided. All references to this Agreement, the Subordinated Notes, the Paying Agent Agreement or the Settlement Agent Agreement shall be deemed to be to such documents as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any amendment, replacement, extension or other modification thereof.

1.3	Exhibits Incorporated. All Exhibits attached hereto are hereby incorporated into this Agreement.

2.	SUBORDINATED DEBT.

2.1

Certain Terms. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Purchasers, severally and not jointly, Subordinated Notes in an aggregate principal amount equal to the aggregate of the Subordinated Note Amounts. The Purchasers, severally and not jointly, each agree to purchase the Subordinated Notes from the Company on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement, the Subordinated Notes and the Settlement Agent Agreement. The Subordinated Note Amounts shall be disbursed in accordance with Section 3.1. The Subordinated Notes shall bear interest per annum as set forth in the Subordinated Notes. The unpaid principal balance of the Subordinated Notes plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of (i) acceleration by the Purchasers in accordance with the terms of the Subordinated Notes and this Agreement or (ii) the Company’s delivery of a notice of redemption or repayment in accordance with the terms of the Subordinated Notes. In the event of an irreconcilable conflict between this Agreement and the Subordinated Notes with respect to the terms of the Subordinated Notes, the Subordinated Notes will govern.

2.2	Subordination. The Subordinated Notes shall be subordinated in accordance with the subordination provisions set forth therein.

2.3

Maturity Date. On the Maturity Date, all sums due and owing under this Agreement and the Subordinated Notes shall be paid in full. The Company acknowledges and agrees that the Purchasers have not made any commitments, either express or implied, to extend the terms of the Subordinated Notes past their Maturity Date and shall not extend such terms beyond the Maturity Date unless the Company and the Purchasers hereafter specifically otherwise agree in writing.

2.4	Unsecured Obligations. The obligations of the Company to the Purchasers under the Subordinated Notes shall be unsecured.

2.5

The Closing. The closing of the sale and purchase of the Subordinated Notes (the “Closing”) shall occur remotely via electronic or other exchange of documents and signature pages, unless otherwise agreed to by the parties, at 10:00 a.m. (Eastern Time) on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree.

2.6	Payments. The Company and the Purchasers agree that matters concerning payments and application of payments shall be as set forth in this Agreement and in the Subordinated Notes.

2.7	No Right of Offset. Each Purchaser hereby expressly waives any right of offset it may have against the Company or any of its Subsidiaries.

2.8

Use of Proceeds. The Company shall use the net proceeds from the sale of Subordinated Notes for general corporate purposes, which may include the redemption of all or a portion of its currently outstanding 5.0% Fixed-to-Floating Rate Subordinated Notes due December 30, 2029.

3.	DISBURSEMENT.

3.1

Disbursement. On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied or waived by the Company or the Purchasers, as applicable, and the Company has executed and delivered to each of the Purchasers this Agreement and such Purchaser’s Subordinated Note and any other related documents in form and substance reasonably satisfactory to the Purchasers, each Purchaser shall disburse in immediately available funds the Subordinated Note Amount set forth on each Purchaser’s respective signature page hereto to the Company in exchange for (i) in the case of any Purchaser that qualifies as a QIB, an electronic securities entitlement through the facilities of the Depository Trust Company (“DTC”) in accordance with the Applicable Procedures with a principal amount equal to such Subordinated Note Amount, or (ii) in the case of any Purchaser that does not qualify as a QIB, a Subordinated Note with a principal amount equal to the Subordinated Note Amount ((i) and (ii), collectively the “Disbursement”). The Company will deliver (A) to UMB Bank N.A., as Settlement Agent and Paying Agent, a global certificate representing the Subordinated Notes (or applicable portion thereof), registered in the name of “Cede & Co.” as nominee for DTC (the “Global Note”) and (B) to each Purchaser of the Subordinated Notes not represented by the Global Note, such Purchaser’s Subordinated Note in definitive form (or evidence of the same with the original to be delivered by the Company by overnight delivery on the next Business Day in accordance with the delivery instructions of the Purchaser).

3.2	Conditions Precedent to Disbursement.

3.2.1

Conditions to the Purchasers’ Obligation. The obligation of each Purchaser to consummate the purchase of the Subordinated Notes to be purchased by such Purchaser at Closing and to effect the Disbursement is subject to the fulfillment of or delivery by or at the direction of the Company to such Purchaser each of the following (or written waiver by such Purchaser prior to the Closing of such delivery):

3.2.1.1

Transaction Documents. This Agreement, the Settlement Agent Agreement, the Paying Agent Agreement and the Global Note or such Purchaser’s Subordinated Notes, as applicable (collectively, the “Transaction Documents”), each duly authorized and executed by the Company.

3.2.1.2	Authority Documents.

a.	A copy, certified by the Secretary or Assistant Secretary of the Company, of the articles of incorporation of the Company and all amendments thereto as in effect as of the Closing Date;

b.	A certificate of good standing of the Company issued by the Secretary of State of California;

c.	A certificate of good standing of the Bank issued by the Secretary of State of California;

d.	A copy, certified by the Secretary or Assistant Secretary, of the bylaws of the Company and all amendments thereto as in effect as of the Closing Date;

e.

A copy, certified by the Secretary or Assistant Secretary of the Company, of the resolutions of the board of directors of the Company, and any committee thereof, authorizing the issuance of the Subordinated Notes and the execution, delivery and performance of the Transaction Documents;

f.

An incumbency certificate of the Secretary or Assistant Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign the Transaction Documents and the other documents provided for in this Agreement;

g.

The opinion of Manatt, Phelps & Phillips, LLP, counsel to the Company, dated as of the Closing Date, substantially in the form set forth at Exhibit B attached hereto addressed to the Purchasers and Placement Agent;

h.	Evidence of the Company’s status as a registered bank holding company under the Bank Holding Company Act of 1956, as amended; and

i.	Evidence of the Bank’s status as an insured depository institution under the applicable provisions of the Federal Deposit Insurance Act.

3.2.1.3	Other Documents. Such other certificates, affidavits, schedules, resolutions, notes and/or other documents that are provided for hereunder or as a Purchaser may reasonably request.

3.2.1.4

Aggregate Investments. Prior to, or contemporaneously with the Closing, each Purchaser shall have actually subscribed for the Subordinated Note Amount set forth on such Purchaser’s signature page to this Agreement.

3.2.2

Conditions to the Company’s Obligation. The obligation of the Company to consummate sale of the Subordinated Notes and to effect the Closing with respect to a given Purchaser is delivery by or at the direction of such Purchaser to the Company of this Agreement, duly authorized and executed by such Purchaser and the Company’s receipt of the Subordinated Note Amount set forth on such Purchaser’s signature page hereto.

4.	REPRESENTATIONS AND WARRANTIES OF COMPANY.

The Company hereby represents and warrants to each Purchaser, severally and not jointly, as follows:

4.1	Organization and Authority.

4.1.1	Organization Matters of the Company and Its Subsidiaries.

4.1.1.1

The Company is a bank holding company registered with the FRB under the Bank Holding the Company Act of 1956, as amended. The Company is a corporation validly existing and is presently existing under the laws of California and has all requisite corporate power and authority to conduct its business and activities as presently conducted, to own its properties, and to perform its obligations under the Transaction Documents.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

4.1.1.2

The Bank is the only Subsidiary of the Company. The Bank is a California state chartered bank and has the corporate power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. All of the issued and outstanding Equity Interests in the Bank have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. None of the Equity Interests in the Bank were issued in violation of the preemptive or similar rights of any security holder of the Bank or any other Person.

4.1.1.3

The deposit accounts of the Bank are insured by the FDIC up to applicable limits. The Bank has not received any notice or other information indicating that the Bank is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred which could reasonably be expected to adversely affect the status of the Bank as an FDIC-insured institution.

4.1.2

Capital Shares and Related Matters. The articles of incorporation of the Company authorize the Company to issue (i) 25,000,000 Common Shares, and (ii) 5,000,000 shares of preferred stock, no par value per share (the “Preferred Stock”). As of July 31, 2026, there were 10,983,480 Common Shares issued and outstanding, and no shares of the Company’s Preferred Stock issued and outstanding. All of the outstanding Common Shares have been duly authorized and validly issued and are fully paid and non-assessable.  There are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment to any Person other than the Company, except pursuant to the Company’s equity incentive plans duly adopted by the Company’s Board of Directors.

4.2	No Impediment to Transactions.

4.2.1

Transaction is Legal and Authorized. The issuance of the Subordinated Notes, the borrowing of the aggregate of the Subordinated Note Amounts, the execution and delivery of the Transaction Documents and compliance by the Company with all of the provisions of the Transaction Documents are within the corporate and other powers of the Company.

4.2.2

Agreements. Each of this Agreement, the Settlement Agent Agreement and the Paying Agent Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

4.2.3

Subordinated Notes. The Subordinated Notes have been duly authorized by the Company and when executed, issued and delivered by the Company and issued, delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will have been duly executed, authenticated, issued and delivered, and will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

4.2.4

Exemption from Registration. Neither the Company, nor any of its Subsidiaries or Affiliates, nor to the Company’s knowledge, any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Subordinated Notes. Assuming the accuracy of the representations and warranties of each Purchaser set forth in this Agreement and that there is no Disqualification Event (as defined below) relating to the Placement Agent, the Subordinated Notes will be issued in a transaction exempt from the registration requirements of the Securities Act. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of Regulation D (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Person described in Rule 506(d)(1), except a Disqualification Event described in Rule 506(d)(2) or (3) (each, a “Company Covered Person”). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) of Regulation D.

4.2.5

No Defaults or Restrictions. Neither the execution and delivery of the Transaction Documents by the Company nor compliance with their respective terms and conditions will (whether with or without the giving of notice or lapse of time or both) (i) violate, conflict with or result in a breach of, or constitute a default under: (1) the articles of incorporation or bylaws of the Company, including all amendments thereto, as in effect on the Closing Date; (2) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any material contract, agreement, indenture, mortgage, deed of trust, pledge, loan or credit agreement, or any other agreement or instrument to which the Company or the Bank, as applicable, is now a party or by which it or any of its properties may be bound or affected; (3) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency; or (4) any statute, rule or regulation applicable to the Company, except (A) in the case of items (2), (3) or (4) for such violations, conflicts, breaches, and defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or (B) in the case of item (2), have otherwise been consented to or waived; or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of the Company. Neither the Company nor the Bank is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which the Company or the Bank, as applicable, is a party or by which the Company or the Bank, as applicable, or any of its properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company.

4.2.6

Governmental Consent. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Company that have not been obtained, and no registrations or declarations are required to be filed by the Company that have not been filed in connection with, or, in contemplation of, the execution and delivery of, and performance under, the Transaction Documents, except for applicable requirements, if any, of the Securities Act, the Exchange Act or state securities laws or “blue sky” laws of the various states and any applicable federal or state banking laws or regulations.

4.3

Possession of Licenses and Permits. Each of the Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by it except where the failure to possess such Governmental Licenses would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect on the Company or such applicable Subsidiary of the Company. The Company and each Subsidiary is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or such applicable Subsidiary of the Company. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on the Company or such applicable Subsidiary of the Company. Neither the Company, the Bank nor any other Subsidiary has received any notice of proceedings relating to the revocation, suspension or modification of any such Governmental Licenses.

4.4	Financial Condition.

4.4.1

Company Financial Statements. The financial statements of the Company included in the Company’s Reports (including the related notes, where applicable), which have been made available to the Purchasers (i) have been prepared from, and are in accordance with, the books and records of the Company; (ii) fairly present in all material respects the results of operations, cash flows, changes in stockholders’ equity and financial position of the Company and its consolidated Subsidiaries, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), as applicable; (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, (x) as indicated in such statements or in the notes thereto, (y) for any statement therein or omission therefrom that was corrected, amended, or supplemented or otherwise disclosed or updated in a subsequent Company’s Report, and (z) to the extent that any unaudited interim financial statements do not contain the footnotes required by GAAP, and were or are subject to normal and recurring year-end adjustments, which were not and are not expected to be material in amount, either individually or in the aggregate. The books and records of the Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. The Company does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet (or notes thereto) of the Company contained in the Company’s Reports for the Company’s most recently completed quarterly or annual fiscal period, as applicable, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement and the transactions contemplated hereby.

4.4.2

Absence of Default. Since the date of the latest audited consolidated financial statements of the Company, no event has occurred which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of the Company the right to accelerate the maturity of any material Indebtedness of the Company.  The Company is not in default under any Lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which reasonably would be expected to result in a Material Adverse Effect on the Company.

4.4.3

Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, the Company has capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature. No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any Subsidiary of the Company.

4.4.4

Ownership or Use of Property. The Company and each of its Subsidiaries has good and marketable title as to all real property owned by it and good title to all assets and properties owned by the Company and such Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent balance sheet contained in the Company’s Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public deposits or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank or FRB, inter-bank credit facilities, reverse repurchase agreements or any transaction by the Bank acting in a fiduciary capacity, (ii) statutory liens for amounts not yet due or delinquent or which are being contested in good faith and (iii) such as do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries.  The Company and each of its Subsidiaries, as lessee, has the right under valid and existing Leases of real and personal properties that are material to the Company or such Subsidiary, as applicable, in the conduct of its business to occupy or use all such properties as presently occupied and used by it. Such existing Leases and commitments to Lease constitute or will constitute operating Leases for both tax and financial accounting purposes except as otherwise disclosed in the Company’s Reports and the Lease expense and minimum rental commitments with respect to such Leases and Lease commitments are as disclosed in all material respects in the Company’s Reports.

4.5

No Material Adverse Effect. Since December 31, 2025, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

4.6	Legal Matters.

4.6.1

Compliance with Law. The Company and each of its Subsidiaries (i) has complied with and (ii) to the Company’s knowledge, is not under investigation with respect to and has not been threatened to be charged with or given any notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any Governmental Agency, except where any such failure to comply or violation would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Except as previously disclosed, the Company and each of its Subsidiaries is in compliance with, and at all times prior to the date hereof has been in compliance with, (x) all statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any Governmental Agency, applicable to it, and (y) its own privacy policies and written commitments to customers, consumers and employees, concerning data protection, the privacy and security of personal data, and the nonpublic personal information of its customers, consumers and employees, in each case except where any such failure to comply, would not result, individually or in the aggregate, in a Material Adverse Effect. Except as previously disclosed, at no time during the two years prior to the date hereof has the Company or any of its Subsidiaries received any written notice asserting any violations of any of the foregoing. Notwithstanding the foregoing, nothing in this Section 4.6.1 or otherwise in this Agreement shall require the Company or any of its Subsidiaries to disclose any confidential regulatory or supervisory information of the Company or any of its Subsidiaries.

4.6.2

Regulatory Enforcement Actions. The Company, the Bank and any of its other Subsidiaries are in compliance in all material respects with all laws administered by and regulations of any Governmental Agency applicable to it or to them, provided that the failure to comply would not have a Material Adverse Effect. None of the Company, the Bank, the Company’s or the Bank’s Subsidiaries nor any of their officers or directors is now operating under any restrictions, agreements, memoranda, commitment letter, supervisory letter or similar regulatory correspondence, or other commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are, to the Company’s knowledge, (a) any such restrictions threatened, (b) any agreements, memoranda or commitments being sought by any Governmental Agency, or (c) any legal or regulatory violations previously identified by, or penalties or other remedial action previously imposed by, any Governmental Agency unresolved. Notwithstanding the foregoing, nothing in this Section 4.6.2 or otherwise in this Agreement shall require the Company or the Bank to disclose any confidential regulatory or supervisory information of the Company, the Bank or their Subsidiaries.

4.6.3

Pending Litigation. There are no actions, suits, proceedings or written agreements pending, or, to the Company’s knowledge, threatened or proposed, against the Company or any of its Subsidiaries at law or in equity or before or by any Government Agency that, either separately or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company and any of its Subsidiaries, taken as a whole, or affect issuance or payment of the Subordinated Notes; and neither the Company nor any of its Subsidiaries is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any Government Agency, that either separately or in the aggregate, would have a Material Adverse Effect on the Company and any of its Subsidiaries, taken as a whole.

4.6.4

Environmental. No Property is or, to the Company’s knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials and neither the Company nor any of its Subsidiaries has engaged in such activities. There are no claims or actions pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Environmental Law, except for all such actions or claims that would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

4.6.5

Brokerage Commissions. Except for commissions paid or payable to the Placement Agent, neither the Company nor any Affiliate of the Company is obligated to pay any brokerage commission, or finder’s fee to any Person in connection with the transactions contemplated by this Agreement.

4.6.6

Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.7

No Misstatement. None of the representations, warranties, covenants and agreements made by the Company in this Agreement or in any certificate or other document delivered to the Purchasers by or on behalf of the Company pursuant to this Agreement contains, and the Presentation when taken together as a whole with the Company’s Reports does not contain, any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to Purchasers and as of the date of this Agreement and as of the Closing Date, except for any material statement therein or material omission therefore which was corrected, amended or supplemented or otherwise disclosed or updated in a subsequent exhibit, report, schedule or document prior to the date of this Agreement.

4.8	Internal Accounting Controls and Disclosure Controls.

4.8.1

The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with the management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the Company’s latest audited financial statements filed with the SEC, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

4.8.2

The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and (B) are effective to perform the functions for which they were established. The Company’s auditors and the Audit Committee of the board of directors of the Company have not been advised that there is (1) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls, or (2) any material weaknesses in internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to material weaknesses. The principal executive officer (or the equivalents) and principal financial officer (or the equivalent) of the Company have made all certifications required by the Sarbanes-Oxley Act, and the statements made in each such certification are accurate; the Company, its subsidiaries and, to the Company’s knowledge, its directors and officers, are each in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

4.9

Tax Matters. Each of the Company, the Bank and each Subsidiary of the Company have (a) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed (taking into account any extensions), and all such tax returns are true, correct and complete in all material respects, and (b) paid all material taxes required to be paid by them and any other material tax assessment, fine or penalty levied against them other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings.

4.10

Representations and Warranties Generally. The representations and warranties of the Company set forth in this Agreement or in any other document delivered to the Purchasers by the Company pursuant to the requirements of this Agreement are true and correct as of the date hereof and as otherwise specifically provided herein or therein.

5.	GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.

The Company hereby further covenants and agrees with each Purchaser, severally and not jointly, as follows:

5.1	Compliance with Transaction Documents. The Company shall comply with, observe and timely perform each and every one of the covenants, agreements and obligations under the Transaction Documents.

5.2

Affiliate Transactions. The Company shall not itself, nor shall it cause, permit or allow any of its Subsidiaries to, enter into any material transaction, including the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of the Company except in the ordinary course of business and pursuant to the reasonable requirements of the Company’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to the Company or such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.

5.3	Compliance with Laws; Other Agreements.

5.3.1

Generally. The Company shall comply and cause the Bank and each of its other Subsidiaries to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of its business and the ownership of its Properties, except, in each case, where such non-compliance would not reasonably be expected to have a Material Adverse Effect on the Company.

5.3.2

Regulated Activities. The Company shall not itself, nor shall it cause, permit or allow the Bank or any other of its Subsidiaries to (i) engage in any business or activity not permitted by all applicable laws and regulations, except where such business or activity would not reasonably be expected to have a Material Adverse Effect on the Company, the Bank and/or any of their Subsidiaries, or (ii) make any loan or advance secured by the capital stock of another bank or depository institution, or acquire the capital stock, assets or obligations of or any Equity Interest in another bank or depository institution, in each case other than in accordance with applicable laws and regulations and safe and sound banking practices.

5.3.3

Taxes. The Company shall and shall cause the Bank and any other of its Subsidiaries to promptly pay and discharge all material taxes, assessments and other governmental charges imposed upon the Company, the Bank or any other of its Subsidiaries or upon the income, profits, or property of the Company or any Subsidiary and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of the Company, the Bank or any other of its Subsidiaries. Notwithstanding the foregoing, none of the Company, the Bank or any other of its Subsidiaries shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of the Company, the Bank and such other Subsidiary.

5.3.4

Corporate Existence. The Company shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of the Bank and the other Subsidiaries and its and their rights, and franchises, and comply in all material respects with all related laws applicable to the Company, the Bank or the other Subsidiaries.

5.3.5

Dividends, Payments, and Guarantees During Event of Default. Upon the occurrence of an Event of Default (as defined under the Subordinated Notes), until such Event of Default is cured by the Company or waived by the Noteholders (as defined under the Subordinated Notes) in accordance with Section 18 (Waiver and Consent) of the Subordinated Notes, except as required by any federal or state Governmental Agency, the Company shall not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (b) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of the Company’s Indebtedness that ranks equal with or junior to the Subordinated Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company’s capital stock; (ii) any declaration of a non-cash dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; (iv) the purchase of fractional interests in the Company shares pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged; or (v) purchases of any class of the Company’s Common Shares related to the issuance of Common Shares or rights under any benefit plans for  the Company’s directors, officers or employees, or any of the Company’s dividend reinvestment plans.

5.3.6

Tier 2 Capital. If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, the Company will immediately notify the Noteholder (as defined in the Subordinated Note), and thereafter if so requested by the Company, the Company and the Noteholder (as defined in the Subordinated Note) will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Agreement shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event (as defined in the Subordinated Notes).

5.4

Absence of Control. It is the intent of the parties to this Agreement that in no event shall the Purchasers, by reason of any of the Transaction Documents, be deemed to control, directly or indirectly, the Company, and Purchasers shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.

5.5

Secondary Market Transactions. To the extent and so long as not a violation of Section 6.4 hereof, each Purchaser shall have the right at any time and from time to time to securitize its Subordinated Notes or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Subordinated Notes (each such securitization is referred to herein as a “Secondary Market Transaction”). In connection with any such Secondary Market Transaction, the Company shall, at the Company’s expense, reasonably cooperate with the Purchasers and otherwise reasonably assist the Purchasers in satisfying the market standards to which Purchasers customarily adhere or which may be reasonably required in the marketplace or by applicable rating agencies in connection with any such Secondary Market Transaction, but in no event shall the Company be required to incur costs or expenses in excess of $5,000 in connection therewith. Subject to any written confidentiality obligation, including the terms of any confidentiality or non-disclosure agreements between the Purchasers and the Company, all information regarding the Company may be furnished, without liability except in the case of gross negligence or willful misconduct, to any Purchaser and to any Person reasonably deemed necessary by Purchaser in connection with participation in such Secondary Market Transaction. All documents, financial statements, appraisals and other data relevant to the Company or the Subordinated Notes may be retained by any such Person, subject to the terms of any applicable confidentiality or non-disclosure agreements. The Purchaser shall cause any person to whom the Purchaser wishes to deliver confidential Company information related to the Secondary Market Transaction to execute and deliver to the Company a confidentiality or non-disclosure agreement reasonably acceptable to the Company unless such Person is a party to a commercially reasonable confidentiality or non-disclosure agreement to which the Company is a third party beneficiary.

5.6	Intentionally Blank.

5.7	Bloomberg. The Company shall use commercially reasonable efforts to cause the Subordinated Notes to be quoted on Bloomberg L.P.

5.8

Rule 144A Information.  While any Subordinated Notes remain “restricted securities” within the meaning of the Securities Act, the Company will make available, upon request, to any seller of such Subordinated Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

5.9

DTC Registration. Upon the request of a holder of a Subordinated Note that is a “Qualified Institutional Buyer,” as defined in Rule 144A under the Securities Act (each, a “QIB”), the Company shall use commercially reasonable efforts to cause the Subordinated Notes held by such QIB to be registered in the name of Cede & Co. as nominee of DTC or a nominee of DTC.

5.10

Redemption.  For purposes of clarity and pursuant to (and as further described in) the terms of the Subordinated Notes, any redemption made pursuant to the terms of the Subordinated Note shall be made on a pro rata basis, and, for purposes of a redemption processed through DTC, on a “Pro Rata Pass-Through Distribution of Principal” Basis, among all of the Subordinated Notes outstanding at the time thereof.

5.11

Designated NRSRO Rating.  The Company will use commercially reasonable efforts to maintain a rating by a Designated NRSRO (as defined below) while any Subordinated Notes remain outstanding. The term “Designated NRSRO” means a “nationally recognized statistical rating organization” (NRSRO) within the meaning of Section 3(a)(62) of the Exchange Act, that is designated as a “Credit Rating Provider” (or other similar designation) by the National Association of Insurance Commissioners (NAIC).

6.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

Each Purchaser hereby represents and warrants to the Company, and covenants with the Company, severally and not jointly, as follows:

6.1

Legal Power and Authority. The Purchaser has all necessary power and authority to execute, deliver and perform the Purchaser’s obligations under this Agreement and to consummate the transactions contemplated hereby. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation.

6.2

Authorization and Execution. The execution, delivery and performance of this Agreement has been duly authorized, executed and delivered by Such Purchaser, and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement is a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

6.3

No Conflicts. Neither the execution, delivery or performance of the Transaction Documents nor the consummation of any of the transactions contemplated thereby will conflict with, violate, constitute a breach of or a default (whether with or without the giving of notice or lapse of time or both) under (i) the Purchaser’s organizational documents, (ii) any agreement to which the Purchaser or its Affiliate is party, (iii) any law, rule or regulation applicable to the Purchaser or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Purchaser.

6.4

Purchase for Investment. The Purchaser is purchasing the Subordinated Note for Purchaser’s own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same.  The Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, Indebtedness or commitment providing for, or which is likely to compel, a disposition of the Subordinated Notes in any manner.

6.5

Institutional Accredited Investor. The Purchaser is, and will be on the Closing Date, either (i) an institutional “accredited investor” as such term is defined in Rule 501(a) of Regulation D and as contemplated by subsections (1), (2), (3), or (7) of Rule 501(a) of Regulation D, and has no less than $5,000,000 in total assets, or (ii) a QIB.

6.6

Financial and Business Sophistication. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the Purchaser’s prospective investment in the Subordinated Notes and of making an informed investment decision and has so evaluated the merits and risks of such investment. Purchaser has relied solely upon the Purchaser’s own knowledge of, and/or the advice of the Purchaser’s own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Subordinated Notes.

6.7

Ability to Bear Economic Risk of Investment. The Purchaser recognizes that an investment in the Subordinated Notes involves substantial risk, including risks related to the Company’s business, operating results, financial condition and cash flows, and including those risks disclosed in the Company Reports, which risks it has carefully considered in connection with making an investment in the Subordinated Notes. The Purchaser has the ability to bear the economic risk of Purchaser’s prospective investment in the Subordinated Notes, including the ability to hold the Subordinated Notes indefinitely, and further including the ability to bear a complete loss of all its investment in the Company.

6.8

Information. The Purchaser acknowledges that: (i) the Purchaser is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Notes were registered under the Securities Act, nor is the Purchaser being provided with any offering circular, private placement memorandum or prospectus prepared in connection with the offer and sale of the Subordinated Notes; (ii) Purchaser has conducted the Purchaser’s own examination of the Company and the terms of the Subordinated Notes to the extent the Purchaser deems necessary to make a decision to invest in the Subordinated Notes; (iii) Purchaser has availed itself of publicly available financial and other information, including without limitation the Company Reports, concerning the Company to the extent it deems necessary to make its decision to purchase the Subordinated Notes and (iv) Purchaser has not received nor relied on any form of general solicitation or general advertising (within the meaning of Regulation D) from the Company in connection with the offer or sale of the Subordinated Notes.

6.9

Access to Information. The Purchaser acknowledges that the Purchaser and its advisors (i) have been furnished with all materials relating to the business, finances and operations of the Company that have been requested by the Purchaser and its advisors and have been provided access to the Data Room, and (ii) have been given the opportunity to ask questions of, and to receive answers from, Persons acting on behalf of the Company concerning the Company and the terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.

6.10

Investment Decision. The Purchaser has made its own investment decision based upon the Purchaser’s own judgment, due diligence, and advice from such advisors as the Purchaser has deemed necessary and not upon any view expressed by any other Person, including the Company and the Placement Agent. Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on the Company’s representations and warranties contained herein. The Purchaser is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of the Company, including, without limitation, the Placement Agent, except for the express statements, representations and warranties of the Company made or contained in this Agreement. Furthermore, the Purchaser acknowledges that (i) the Placement Agent has not performed any due diligence review on behalf of the Purchaser and (ii) nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Subordinated Notes constitutes legal, tax, accounting or investment advice.

6.11

Private Placement; No Registration; Restricted Legends. The Purchaser understands and acknowledges that the Subordinated Notes are deemed to be “restricted securities” under the Securities Act and are being sold by the Company without registration under the Securities Act in reliance on the exemption from registration set forth in Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act and, with respect to registration under any state securities laws, Section 18(b) (4)(F) and (c)(2) of the Securities Act. Accordingly, the Subordinated Notes may be resold, pledged or otherwise transferred only in compliance with the registration requirements of federal and state securities laws or if exemptions from the Securities Act and applicable state securities laws are available to it. The Purchaser is not subscribing for the Subordinated Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting. The Purchaser further acknowledges and agrees that all certificates or other instruments representing the Subordinated Notes will bear the restrictive legend set forth in the form of Subordinated Note. The Purchaser further acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell, pledge or otherwise transfer the Subordinated Notes or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Agreement. Neither the Placement Agent nor the Company has made or is making any representation, warranty or covenant, express or implied, as to the availability of any exemption from registration under the Securities Act or any applicable state securities laws for the resale, pledge or other transfer of the Subordinated Notes, or that the Subordinated Notes purchased by it will ever be able to be lawfully resold, pledged or otherwise transferred.

6.12

Placement Agent. The Purchaser will purchase the Subordinated Note(s) directly from the Company and not from the Placement Agent and understands that neither the Placement Agent nor any other broker or dealer has any obligation to make a market in the Subordinated Notes.

6.13

Tier 2 Capital. If the Company provides notice as contemplated in Section 5.3.6 of the occurrence of the event contemplated in such section, thereafter, if requested by the Company, the Company and the Purchasers will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Agreement shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event as described in the Subordinated Notes.

6.14	Accuracy of Representations. The Purchaser understands that each of the Placement Agent and the Company are relying upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement, and agrees that if any of the representations, warranties, acknowledgements or agreements made by it are no longer accurate as of the Closing Date, or if any of the agreements made by it are breached on or prior to the Closing Date, it shall promptly notify the Placement Agent and the Company.

6.15	Not Savings Accounts, etc. The Purchaser acknowledges and agrees that the Subordinated Notes are not savings accounts or deposits of the Bank and are not insured or guaranteed by the FDIC or any Governmental Agency, and that no Governmental Agency has passed upon or will pass upon the offer or sale of the Subordinated Notes or has made or will make any finding or determination as to the fairness of the investment.

6.16	Physical Settlement of Subordinated Notes. Notwithstanding anything in this Agreement to the contrary, if the Purchaser is an “accredited investor” (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D), and is not also a QIB, it acknowledges that its Subordinated Note shall be physically delivered to such Purchaser and registered in the name of such Purchaser, and it agrees to such physical settlement of its Subordinated Note.

6.17	Representations and Warranties Generally. The representations and warranties of the Purchaser set forth in this Agreement are true and correct as of the date hereof and will be true and correct as of the Closing Date and as otherwise specifically provided herein. Any certificate signed by the duly authorized representative of the Purchaser and delivered to the Company or to counsel for the Company shall be deemed to be a representation and warranty by the Purchaser to the Company as to the matters set forth therein.

7.	MISCELLANEOUS.

7.1

Prohibition on Assignment by the Company. Except as described in Section 8(b) (Merger or Sale of Assets) of the Subordinated Notes, the Company may not assign, transfer or delegate any of its rights or obligations under this Agreement or the Subordinated Notes without the prior written consent of the Noteholders (as defined in the Subordinated Note). In addition, in accordance with the terms of the Subordinated Notes, any transfer of such Subordinated Notes by the Noteholders (as defined in the Subordinated Note) must be made in accordance with the Assignment Form attached thereto and the requirements and restrictions thereof.

7.2	Time of the Essence. Time is of the essence for this Agreement.

7.3

Waiver or Amendment. Except as may apply to any particular waiving or consenting Noteholder, no waiver or amendment of any term, provision, condition, covenant or agreement herein or in the Subordinated Notes shall be effective except with the consent of the holders of more than fifty percent (50%) in aggregate principal amount (excluding any Subordinated Notes held by the Company or any of its Affiliates) of the Subordinated Notes at the time outstanding; provided, however, that without the consent of each holder of an affected Subordinated Note, no such amendment or waiver may: (i) reduce the principal amount of the Subordinated Note; (ii) reduce the rate of or change the time for payment of interest on any Subordinated Note; (iii) extend the maturity of any Subordinated Note; (iv) change the currency in which payment of the obligations of the Company under this Agreement and the Subordinated Notes are to be made; (v) lower the percentage of aggregate principal amount of outstanding Subordinated Notes required to approve any amendment of this Agreement or the Subordinated Notes; (vi) make any changes to Section 4(c) (Partial Redemption), Section 6 (Events of Default; Acceleration), Section 7 (Failure to Make Payments), Section 16 (Priority), or Section 18 (Waiver and Consent) of the Subordinated Notes that adversely affects the rights of any holder of a Subordinated Note; (vii) make any changes to Section 7.3 (Waiver or Amendment) of this Agreement that adversely affects the rights of any holder of a Subordinated Note; or (viii) disproportionately affect the rights of any of the holders of the then outstanding Subordinated Notes. Notwithstanding the foregoing, the Company may amend or supplement the Subordinated Notes without the consent of the holders of the Subordinated Notes to cure any ambiguity, defect or inconsistency or to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, or to make any change that does not adversely affect the rights of any holder of any of the Subordinated Notes. No failure to exercise or delay in exercising, by a Purchaser or any holder of the Subordinated Notes, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided at law or in equity. No notice or demand on the Company in any case shall, in and of itself, entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Purchasers to any other or further action in any circumstances without notice or demand. No consent or waiver, express or implied, by the Purchasers to or of any breach or default by the Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of the Company hereunder. Failure on the part of the Purchasers to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Purchasers of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by the Company.

7.4

Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular Persons or situations, the remainder of this Agreement, and the application of such provision to Persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

7.5

Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a responsible overnight commercial courier promising next Business Day delivery, addressed:

if to the Company:	Avidbank Holdings, Inc.
1732 North 1st Street
San Jose, California 95112
Attention: Chief Executive Officer

with a copy to (which shall not constitute notice):	Manatt, Phelps & Phillips, LLP
One Embarcadero Center
San Francisco, CA 94111
Attention: Craig D. Miller, Esq.

if to Purchasers:	To the address indicated on such Purchaser’s signature page.

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice; provided that no change in address shall be effective until five (5) Business Days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided next Business Day delivery was requested).

7.6

Successors and Assigns. This Agreement shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; except that, unless the Purchaser consents in writing, or to the extent permitted by the provisions of Section 9(b) of the Subordinated Notes, no assignment made by the Company in violation of this Agreement shall be effective or confer any rights on any purported assignee of the Company. The term “successors and assigns” will not include a purchaser of any of the Subordinated Notes from any Purchaser merely because of such purchase.

7.7

No Joint Venture or Fiduciary Relationship. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of the Purchaser, shall be deemed to make the Purchaser a partner or joint venturer with the Company nor give rise to a fiduciary relationship between the Company and any Purchaser.

7.8

Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to the Purchaser shall be in form and substance satisfactory to such Purchaser.

7.9

Entire Agreement. This Agreement and the Subordinated Notes, along with any exhibits thereto, and any confidentiality or non-disclosure agreements between the Purchaser and the Company or the Placement Agent relating to the transactions contemplated by this Agreement, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement or in the Subordinated Notes.

7.10

Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its laws or principles of conflict of laws (other than Section 5-1401 of the New York General Obligations Law). Nothing herein shall be deemed to limit any rights, powers or privileges which the Purchaser may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by the Purchaser which is lawful pursuant to, or which is permitted by, any of the foregoing.

7.11

No Third Party Beneficiary. This Agreement is made for the sole benefit of the Company and the Purchasers, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder; provided, that the Placement Agent may rely on the representations and warranties contained herein to the same extent as if it were a party to this Agreement.

7.12	Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

7.13

Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.14

Knowledge; Discretion. All references herein to the Purchaser’s or the Company’s knowledge shall be deemed to mean the knowledge of such party based on the actual knowledge of such party’s Chief Executive Officer and Chief Financial Officer or such other persons holding equivalent offices. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by the Purchaser, to the making of a determination or designation by the Purchaser, to the application of the Purchaser’s discretion or opinion, to the granting or withholding of the Purchaser’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to the Purchaser, or otherwise involving the decision making of the Purchaser, shall be deemed to mean that such Purchaser shall decide using the reasonable discretion or judgment of a prudent lender.

7.15

Waiver of Right to Jury Trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE COMPANY OR THE PURCHASERS. THE PARTIES ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF THEIR OWN FREE WILL. THE PARTIES FURTHER ACKNOWLEDGE THAT (I) THEY HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (II) THIS WAIVER HAS BEEN REVIEWED BY THE PARTIES AND THEIR COUNSEL AND IS A MATERIAL INDUCEMENT FOR ENTRY INTO THIS AGREEMENT AND (III) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

7.16

Expenses. Except as otherwise expressly provided in this Agreement, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

7.17

Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing for a period of one year after the date hereof. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

COMPANY:

Avidbank Holdings, Inc.

By:
Name:
Title:

[Company Signature Page to Subordinated Note Purchase Agreement]

IN WITNESS WHEREOF, the Purchaser has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

PURCHASER:

[INSERT PURCHASER'S NAME]

By:
Name: [●]
Title: [●]

Address of Purchaser:

Principal Amount of Purchased Subordinated Note: $[●]

[Purchaser Signature Page to Subordinated Note Purchase Agreement]

EXHIBIT A

FORM OF SUBORDINATED NOTE

AVIDBANK HOLDINGS, INC.

7.00% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE 2036

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR FUND.

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO SENIOR INDEBTEDNESS (AS DEFINED IN SECTION 3 (SUBORDINATION) OF THIS SUBORDINATED NOTE) OF AVIDBANK HOLDINGS, INC. (THE “COMPANY”), INCLUDING OBLIGATIONS OF THE COMPANY TO ITS GENERAL AND SECURED CREDITORS AND IS UNSECURED. IT IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY THE COMPANY OR ANY OF ITS SUBSIDIARIES.

THIS SUBORDINATED NOTE IS A GLOBAL SUBORDINATED NOTE WITHIN THE MEANING OF SECTION 5 OF THIS SUBORDINATED NOTE AND IS REGISTERED IN THE NAME OF CEDE & CO AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC. THIS SUBORDINATED NOTE IS EXCHANGEABLE FOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN SECTION 5 OF THIS SUBORDINATED NOTE, AND NO TRANSFER OF THIS SUBORDINATED NOTE (OTHER THAN A TRANSFER OF THIS SUBORDINATED NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES SPECIFIED IN THIS SUBORDINATED NOTE.

UNLESS THIS SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SUBORDINATED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS SUBORDINATED NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS SUBORDINATED NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 5 OF THIS SUBORDINATED NOTE.

IN THE EVENT OF LIQUIDATION ALL HOLDERS OF SENIOR INDEBTEDNESS OF THE COMPANY SHALL BE ENTITLED TO BE PAID IN FULL WITH SUCH INTEREST AS MAY BE PROVIDED BY LAW BEFORE ANY PAYMENT SHALL BE MADE ON ACCOUNT OF PRINCIPAL OF OR INTEREST ON THIS SUBORDINATED NOTE. AFTER PAYMENT IN FULL OF ALL SUMS OWING TO SUCH HOLDERS OF SENIOR INDEBTEDNESS, THE HOLDER OF THIS SUBORDINATED NOTE, TOGETHER WITH THE HOLDERS OF ANY OBLIGATIONS OF THE COMPANY RANKING ON A PARITY WITH THE SUBORDINATED NOTES, SHALL BE ENTITLED TO BE PAID FROM THE REMAINING ASSETS OF THE COMPANY THE UNPAID PRINCIPAL AMOUNT OF THIS SUBORDINATED NOTE PLUS ACCRUED AND UNPAID INTEREST THEREON BEFORE ANY PAYMENT OR OTHER DISTRIBUTION, WHETHER IN CASH, PROPERTY OR OTHERWISE, SHALL BE MADE (I) WITH RESPECT TO ANY OBLIGATION THAT BY ITS TERMS EXPRESSLY IS JUNIOR IN THE RIGHT OF PAYMENT TO THE SUBORDINATED NOTES, (II) WITH RESPECT TO ANY INDEBTEDNESS BETWEEN THE COMPANY AND ANY OF ITS SUBSIDIARIES OR AFFILIATES OR (III) ON ACCOUNT OF ANY SHARES OF CAPITAL STOCK OF THE COMPANY.

THIS SUBORDINATED NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SUBORDINATED NOTE IN A DENOMINATION OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SUBORDINATED NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS SUBORDINATED NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SUBORDINATED NOTE.

THIS SUBORDINATED NOTE MAY BE SOLD ONLY IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SUBORDINATED NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER: (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER PLAN, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH PLAN OR OTHER PLAN TO FINANCE SUCH PURCHASE OR (II) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH ITS, HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN.

[THE REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

No. 2036-[●]
CUSIP Accredited Investors: 05368J AF 0 / US05368JAF03
CUSIP QIBs: 05368J AE 3 / US05368JAE38

AVIDBANK HOLDINGS, INC.

7.00% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE 2036

1.            Subordinated Notes. This Subordinated Note is one of an issue of notes of Avidbank Holdings, Inc., a California corporation (the “Company”), designated as the “7.00% Fixed-to-Floating Rate Subordinated Notes due 2036” (the “Subordinated Notes”) issued pursuant to that certain Subordinated Note Purchase Agreement dated as of the date upon which this Subordinated Note was originally issued (the “Issue Date”) between the Company and the several purchasers of the Subordinated Notes identified in the signature pages thereto (the “Purchase Agreement”).

2.            Payment. The Company, for value received, promises to pay to [CEDE & CO., as nominee of THE DEPOISTORY TRUST COMPANY], or its registered assigns, the principal sum of [Thirty Million Dollars] (U.S.) ($[30,000,000]), plus accrued but unpaid interest on September 1, 2036 (the “Maturity Date”), and to pay interest thereon (i) from and including the original issue date of the Subordinated Notes to but excluding September 1, 2031, or the earlier redemption date contemplated by Section 4 (Redemption) of this Subordinated Note (the “Fixed Rate Period”), at the rate of 7.00% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semi-annually in arrears on March 1 and September 1 of each year (each payment date, a “Fixed Interest Payment Date”), beginning March 1, 2027, and (ii) from and including September 1, 2031, to but excluding the Maturity Date or earlier redemption date contemplated by Section 4 (Redemption) of this Subordinated Note (the “Floating Rate Period”), at the rate per annum, reset quarterly, equal to the Floating Interest Rate (as defined below) determined on the Floating Interest Determination Date (as defined below) of the applicable interest period plus 291 basis points, provided, that in the event the Floating Interest Rate is less than zero, then the Floating Interest Rate shall be deemed to be zero, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears (each quarterly period a “Floating Interest Period”) on March 1, June 1, September 1 and December 1 of each year (each payment date, a “Floating Interest Payment Date”). Dollar amounts resulting from this calculation shall be rounded to the nearest cent, with one-half cent being rounded up. The term “Floating Interest Determination Date” means the date upon which the Floating Interest Rate is determined by the Calculation Agent (as defined below) pursuant to the Three-Month Term SOFR Conventions (as defined below).

(a)            An “Interest Payment Date” is either a Fixed Interest Payment Date or a Floating Interest Payment Date, as applicable.

(b)            The “Floating Interest Rate” means:

(i)            Initially, Three-Month Term SOFR (as defined below).

(ii)           Notwithstanding the foregoing clause (i) of this Section 2(b):

(1)            If the Calculation Agent, determines prior to the relevant Floating Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date (each of such terms as defined below) have occurred with respect to Three-Month Term SOFR, then the Company shall promptly provide notice of such determination to the Noteholders and Section 2(c) (Effect of Benchmark Transition Event) will thereafter apply to all determinations, calculations and quotations made or obtained for the purposes of calculating the Floating Interest Rate payable on the Subordinated Notes during a relevant Floating Interest Period.

(2)            However, if the Calculation Agent, determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, but for any reason the Benchmark Replacement has not been determined as of the relevant Floating Interest Determination Date, the Floating Interest Rate for the applicable Floating Interest Period will be equal to the Floating Interest Rate on the last Floating Interest Determination Date for the Subordinated Notes, as determined by the Calculation Agent.

(iii)          If the then-current Benchmark is Three-Month Term SOFR and any of the foregoing provisions concerning the calculation of the interest rate and the payment of interest during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Company, then the relevant Three-Month Term SOFR Conventions will apply.

(c)            Effect of Benchmark Transition Event.

(i)            If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time (as defined below) in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Subordinated Notes during the relevant Floating Interest Period in respect of such determination on such date and all determinations on all subsequent dates.

(ii)           In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time, and such changes shall become effective without consent from the relevant Noteholders (as defined below) or any other party.

(iii)          Any determination, decision or election that may be made by the Calculation Agent pursuant to the benchmark transition provisions set forth herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any selection:

(1)            will be conclusive and binding absent manifest error;

(2)            if made by the Company as the Calculation Agent, will be made in the Company’s sole discretion;

(3)            if made by a Calculation Agent other than the Company, will be made after consultation with the Company, and the Calculation Agent will not make any such determination, decision or election to which the Company reasonably objects; and

(4)            notwithstanding anything to the contrary in this Subordinated Note or the Purchase Agreement, shall become effective without consent from the relevant Noteholders (as defined below) or any other party.

(iv)          For the avoidance of doubt, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, interest payable on this Subordinated Note for the Floating Rate Period will be an annual rate equal to the sum of the applicable Benchmark Replacement and the spread specified on the face hereof.

(v)           As used in this Subordinated Note:

(1)            “Benchmark” means, initially, Three-Month Term SOFR; provided that if the Calculation Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

(2)            “Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent, as of the Benchmark Replacement Date:

a.            The sum of (i) Compounded SOFR and (ii) the Benchmark Replacement Adjustment;

b.            the sum of: (i) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (ii) the Benchmark Replacement Adjustment;

c.            the sum of: (i) the ISDA Fallback Rate and (ii) the Benchmark Replacement Adjustment; or

d.            the sum of: (i) the alternate rate of interest that has been selected by the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (ii) the Benchmark Replacement Adjustment.

(3)            “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent, as of the Benchmark Replacement Date:

a.            the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

b.            if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

c.            the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

(4)            “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Floating Interest Period,” timing and frequency of determining rates with respect to each Floating Interest Period and making payments of interest, rounding of amounts or tenors and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

(5)            “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

a.            in the case of clause (a) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

b.            in the case of clause (b) or (c) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

c.            in the case of clause (d) of the definition of “Benchmark Transition Event,” the date of such public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for purposes of such determination.

(6)            “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

a.            if the Benchmark is Three-Month Term SOFR, the Company determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

b.            a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

c.            a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

d.            a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

(7)            “Calculation Agent” means such bank or other entity (which may be the Company or an Affiliate of the Company) as may be appointed by the Company to act as Calculation Agent for the Subordinated Notes during the Floating Rate Period.

(8)            “Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent in accordance with:

a.            the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

b.            if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR will exclude the Benchmark Replacement Adjustment and the spread specified on the face hereof.

(9)            “Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the then-current Benchmark.

(10)          “FRBNY” means the Federal Reserve Bank of New York.

(11)          “FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source.

(12)          “Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

(13)          “ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.

(14)          “ISDA Definitions” means the 2006 ISDA Definitions published by the ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

(15)          “ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

(16)          “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

(17)          “Reference Time” with respect to any determination of a Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.

(18)          “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

(19)          “SOFR” means the daily Secured Overnight Financing Rate provided by the FRBNY, as the administrator of the Benchmark (or a successor administrator), on the FRBNY’s Website.

(20)          “Term SOFR” means the forward-looking term rate based on SOFR as published by the Term SOFR Administrator.

(21)          “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Three-Month Term SOFR selected by the Calculation Agent in its reasonable discretion).

(22)         “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Interest Period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions.

(23)         “Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Floating Interest Period”, timing and frequency of determining Three-Month Term SOFR with respect to each Floating Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).

(24)          “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(d)           In the event that any Fixed Interest Payment Date during the Fixed Rate Period falls on a day that is not a Business Day (as defined below), the interest payment due on that date shall be postponed to the next day that is a Business Day and no additional interest shall accrue as a result of that postponement. In the event that any Floating Interest Payment Date during the Floating Rate Period falls on a day that is not a Business Day (as defined below), the interest payment due on that date shall be postponed to the next day that is a Business Day and interest shall accrue to but excluding the date interest is paid. However, if the postponement would cause the day to fall in the next calendar month during the Floating Interest Period, the Floating Interest Payment Date shall instead be brought forward to the immediately preceding Business Day. The term “Business Day” means any day other than a Saturday or Sunday or any other day on which banking institutions in California are generally authorized or required by law or executive order to be closed.

3.             Subordination.

(a)            The indebtedness of the Company evidenced by this Subordinated Note, including the principal and interest on this Subordinated Note, shall be subordinate and junior in right of payment to the prior payment in full of all existing claims of creditors of the Company and depositors of any bank subsidiary of the Company, including the Bank, whether now outstanding or subsequently created, assumed, guaranteed or incurred (collectively, “Senior Indebtedness”), which shall consist of principal of (and premium, if any) and interest, if any, on: (i) all indebtedness and obligations of, or guaranteed or assumed by, the Company for money borrowed, whether or not evidenced by bonds, debentures, securities, notes or other similar instruments, and including, but not limited to, all deposits of any bank subsidiary of the Company, including the Bank, and all obligations to the Company’s general and secured creditors; (ii) any deferred obligations of the Company for the payment of the purchase price of property or assets acquired other than in the ordinary course of business; (iii) all obligations, contingent or otherwise, of the Company in respect of any letters of credit, bankers’ acceptances, security purchase facilities and similar direct credit substitutes; (iv) any capital lease obligations of the Company; (v) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar arrangements or derivative products; (vi) all obligations that are similar to those in clauses (i) through (v) of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise arising from an off-balance sheet guarantee; (vii) all obligations of the types referred to in clauses (i) through (vi) of other persons secured by a lien on any property or asset of the Company; and (viii) in the case of (i) through (vii) above, all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations; except “Senior Indebtedness” does not include (A) the Subordinated Notes, (B) any obligation that by its terms expressly is junior to, or ranks equally in right of payment with, the Subordinated Notes, or (C) any indebtedness between the Company and any of its subsidiaries or Affiliates. This Subordinated Note is not secured by any assets of the Company or any of its subsidiaries or Affiliates. The term “Affiliate(s)” means, with respect to any Person (as such term is defined in the Purchase Agreement), such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates.

(b)           In the event of liquidation of the Company, holders of Senior Indebtedness of the Company shall be entitled to be paid in full with such interest as may be provided by law before any payment shall be made on account of principal of or interest on this Subordinated Note. Additionally, in the event of any insolvency, dissolution, assignment for the benefit of creditors or any liquidation or winding up of or relating to the Company, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Subordinated Note. In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, the registered holders of the Subordinated Notes from time to time (each a “Noteholder” and, collectively, the “Noteholders”), together with the holders of any obligations of the Company ranking on parity with the Subordinated Notes, shall be entitled to be paid from the remaining assets of the Company the unpaid principal thereof, and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made (i) with respect to any obligation that by its terms expressly is junior in the right of payment to the Subordinated Notes, (ii) with respect to any indebtedness between the Company and any of its subsidiaries or Affiliates or (iii) on account of any capital stock.

(c)            If there shall have occurred and be continuing (i) a default in any payment with respect to any Senior Indebtedness or (ii) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by the Company with respect to the Subordinated Notes. The provisions of this paragraph shall not apply to any payment with respect to which the immediately preceding paragraph of this Section 3 (Subordination) would be applicable.

(d)           Nothing herein shall act to prohibit, limit or impede the Company from issuing additional debt of the Company having the same rank as the Subordinated Notes or which may be junior or senior in rank to the Subordinated Notes. Each Noteholder, by its acceptance hereof, further acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Subordinated Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold or in continuing to hold such Senior Indebtedness.

4.             Redemption.

(a)            Redemption Prior to Fifth Anniversary. This Subordinated Note shall not be redeemable by the Company in whole or in part prior to September 1, 2031, except in the event of a: (i) Tier 2 Capital Event (as defined below); (ii) Tax Event (as defined below); or (iii) Investment Company Event (as defined below). Upon the occurrence of a Tier 2 Capital Event, a Tax Event or an Investment Company Event, the Company may redeem this Subordinated Note, subject to Section 4(f) (Regulatory Approvals) hereof, in whole but not in part at any time, upon giving not less than 10 days’ notice to the holder of this Subordinated Note at an amount equal to 100% of the outstanding principal amount being redeemed plus accrued but unpaid interest, to but excluding the redemption date. “Tier 2 Capital Event” means the Company’s good faith determination that, as a result of (1) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the issue date of this Subordinated Note, (2) any proposed change in those laws, rules or regulations that is announced or becomes effective after the issue date of this Subordinated Note, or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the issue date of this Subordinated Note, there is more than an insubstantial risk that the Company will not be entitled to treat the Subordinated Notes then outstanding as Tier 2 capital (or its equivalent) for purposes of capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Company (“Tier 2 Capital”), for so long as any Subordinated Notes are outstanding. “Tax Event” means the receipt by the Company of an opinion of independent tax counsel experienced in such matters to the effect that as a result of (1) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (2) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “Administrative or Judicial Action”); or (3) an amendment to or change in any official position with respect to, or any interpretation of, an Administrative or Judicial Action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, which change or amendment or challenge becomes effective or which pronouncement, decision or challenge is announced on or after the issue date of this Subordinated Note, there is more than an insubstantial risk that interest payable by the Company on the Subordinated Notes is not, or within 90 days of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes. “Investment Company Event” means receipt by the Company of an opinion of independent counsel experienced in such matters to the effect that there is more than an insubstantial risk that the Company is or, within 90 days of the date of such legal opinion will be, considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended.

(b)           Redemption on or after Fifth Anniversary. On any Interest Payment Date on or after September 1, 2031, subject to the provisions of Section 4(f) (Regulatory Approvals) hereof, this Subordinated Note shall be redeemable at the option of and by the Company, in whole or in part, at an amount equal to 100% of the outstanding principal amount being redeemed plus accrued but unpaid interest to but excluding the redemption date, but in all cases in a principal amount with integral multiples of $1,000. In the case of any redemption of this Subordinated Note pursuant to the foregoing sentence, the Company will give the holder hereof notice of redemption, which notice shall indicate the aggregate principal amount of Subordinated Notes to be redeemed, not less than ten (10) nor more than sixty (60) calendar days prior to the redemption date. In addition, subject to Section 4(f) (Regulatory Approvals) hereof, the Company may redeem all or a portion of the Subordinated Notes, at any time upon 10 days’ notice upon the occurrence of a Tier 2 Capital Event, Tax Event or an Investment Company Event. Any notice of redemption of this Subordinated Note may be conditional at the Company’s discretion on one or more conditions precedent, and the applicable redemption may be delayed until such time as any or all of such conditions have been satisfied or revoked by the Company if it determines that such conditions will not be satisfied. The Company will provide written notice to the holder of this Subordinated Note not less than two Business Days prior to the applicable redemption date if any such redemption notice shall be rescinded or delayed.

(c)            Partial Redemption. If less than the then outstanding principal amount of this Subordinated Note is redeemed, (i) a new Subordinated Note shall be issued representing the unredeemed portion without charge to the holder thereof and (ii) such redemption shall be effected on a pro rata basis as to the Noteholders, subject to adjustments in the discretion of the Company to ensure the unredeemed principal portion of this Subordinated Note remains in an authorized denomination hereunder. For purposes of clarity, any redemption made pursuant to the terms of this Subordinated Note shall be made on a pro rata basis, and, for purposes of a redemption processed through DTC, on a “Pro Rata Pass-Through Distribution of Principal” basis, among all of the Subordinated Notes outstanding at the time thereof; provided, however, that the Company may round the portion of the principal amount to be redeemed of this Subordinated Note up or down so that the unredeemed principal amount remains an authorized denomination hereunder, without any impact on the pro rata amount to be redeemed from other Noteholders.

(d)           No Redemption at Option of Noteholder. This Subordinated Note is not subject to redemption at the option of the holder of this Subordinated Note.

(e)            Effectiveness of Redemption. If notice of redemption has been duly given and notwithstanding that this Subordinated Note has been called for redemption but has not yet been surrendered for cancellation, on and after the date fixed for redemption interest shall cease to accrue on the portion of this Subordinated Note called for redemption, this Subordinated Note shall no longer be deemed outstanding with respect to the portion called for redemption and all rights with respect to the portion of this Subordinated Note called for redemption shall forthwith on such date fixed for redemption cease and terminate unless the Company shall default in the payment of the redemption price, except only the right of the holder hereof to receive the amount payable on such redemption, without interest.

(f)            Regulatory Approvals. Any such redemption shall be subject to receipt of any and all required federal and state regulatory approvals or non-objections, including, but not limited to, the consent of the Federal Reserve.

(g)           Purchase and Resale of the Subordinated Notes. Subject to any required federal and state regulatory approvals and the provisions of this Subordinated Note, the Company shall have the right to purchase any of the Subordinated Notes at any time in the open market, private transactions or otherwise. If the Company purchases any Subordinated Notes, it may, in its discretion, hold, resell or cancel any of the purchased Subordinated Notes.

5.             Global Subordinated Notes.

(a)            Provided that applicable depositary eligibility requirements are met, the Subordinated Notes owned by Noteholders that are “Qualified Institutional Buyers” shall be issued in the form of one or more Global Subordinated Notes (each a “Global Subordinated Note”) registered in the name of The Depository Trust Company or another organization registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and designated as Depositary by the Company or any successor thereto (the “Depositary”) or a nominee thereof and delivered to such Depositary or a nominee thereof.

(b)           Notwithstanding any other provision herein, no Global Subordinated Note may be exchanged in whole or in part for Subordinated Notes registered, and no transfer of a Global Subordinated Note in whole or in part may be registered, in the name of any person other than the Depositary for such Global Subordinated Note or a nominee thereof unless (i) such Depositary advises the Company in writing that such Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Global Subordinated Note, and no qualified successor is appointed by the Company within ninety (90) days of receipt by the Company of such notice, (ii) such Depositary ceases to be a clearing agency registered under the Exchange Act and no successor is appointed by the Company within ninety (90) days after obtaining knowledge of such event, (iii) the Company elects to terminate the book-entry system through the Depositary or (iv) an Event of Default (as defined in Section 6 (Events of Default; Acceleration)) shall have occurred and be continuing. Upon the occurrence of any event specified in clause (i), (ii), (iii) or (iv) of this Section 5(b), the Company or its agent shall notify the Depositary and instruct the Depositary to notify all owners of beneficial interests in such Global Subordinated Note of the occurrence of such event and of the availability of Subordinated Notes to such owners of beneficial interests requesting the same.

(c)            If any Global Subordinated Note is to be exchanged for other Subordinated Notes or canceled in part, or if another Subordinated Note is to be exchanged in whole or in part for a beneficial interest in any Global Subordinated Note, then either (i) such Global Subordinated Note shall be so surrendered for exchange or cancellation as provided in this Section 5 or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Subordinated Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Company or, if applicable, the Company’s registrar and transfer agent (“Registrar”), whereupon the Company or, if applicable, the Registrar, in accordance with the applicable rules and procedures of the Depositary (“Applicable Depositary Procedures”), shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Subordinated Note by the Depositary, accompanied by registration instructions, the Company shall execute and deliver any Subordinated Notes issuable in exchange for such Global Subordinated Note (or any portion thereof) in accordance with the instructions of the Depositary.

(d)           Every Subordinated Note executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Subordinated Note or any portion thereof shall be executed and delivered in the form of, and shall be, a Global Subordinated Note, unless such Subordinated Note is registered in the name of a person other than the Depositary for such Global Subordinated Note or a nominee thereof.

(e)            The Depositary or its nominee, as the registered owner of a Global Subordinated Note, shall be the holder of such Global Subordinated Note for all purposes under this Subordinated Note, and owners of beneficial interests in a Global Subordinated Note shall hold such interests pursuant to Applicable Depositary Procedures. Accordingly, any such owner’s beneficial interest in a Global Subordinated Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Depositary participants. If applicable, the Registrar shall be entitled to deal with the Depositary for all purposes relating to a Global Subordinated Note (including the payment of principal and interest thereon and the giving of instructions or directions by owners of beneficial interests therein and the giving of notices) as the sole holder of the Subordinated Note and shall have no obligations to the owners of beneficial interests therein. The Registrar shall have no liability in respect of any transfers undertaken by the Depositary.

(f)            The rights of owners of beneficial interests in a Global Subordinated Note shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such owners and the Depositary and/or its participants.

(g)           No holder of any beneficial interest in any Global Subordinated Note held on its behalf by a Depositary shall have any rights with respect to such Global Subordinated Note, and such Depositary may be treated by the Company and any agent of the Company as the owner of such Global Subordinated Note for all purposes whatsoever. Neither the Company nor any agent of the Company will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Subordinated Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company or any agent of the Company from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as holder of any Subordinated Note.

6.             Events of Default; Acceleration.

Each of the following events shall constitute an “Event of Default”:

(a)            the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of sixty (60) consecutive days;

(b)           the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any such law;

(c)            the Company (i) becomes insolvent or is unable to pay its debts as they mature, (ii) makes an assignment for the benefit of creditors, (iii) admits in writing its inability to pay its debts as they mature or (iv) ceases to be either a bank holding company or financial holding company under the Bank Holding Company Act of 1956, as amended;

(d)           the failure of the Company to pay any installment of interest on any of the Subordinated Notes as and when the same will become due and payable, and the continuation of such failure for a period of fifteen (15) days;

(e)            the failure of the Company to pay all or any part of the principal of any of the Subordinated Notes as and when the same will become due and payable;

(f)            the liquidation of the Company (for avoidance of doubt, “liquidation” does not include any merger, consolidation, sale of equity or assets or reorganization (exclusive of a reorganization in bankruptcy) of the Company or any of its subsidiaries);

(g)           the failure of the Company to perform any other covenant or agreement on the part of the Company contained in the Subordinated Notes, and the continuation of such failure for a period of thirty (30) days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, will have been given, in the manner set forth in Section 22 (Notices), to the Company by a Noteholder; or

(h)           the default by the Company under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company having an aggregate principal amount outstanding of at least $25,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled.

Unless the principal amount of this Subordinated Note already shall have become due and payable, if an Event of Default set forth in Section 6(a) or Section 6(b) above shall have occurred and be continuing, the Noteholder, by notice in writing to the Company, may declare the principal amount, and any accrued and unpaid interest thereon, of this Subordinated Note to be due and payable immediately and, upon any such declaration, the same shall become and shall be immediately due and payable, and the Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices. Notwithstanding the foregoing, because the Company will treat the Subordinated Notes as Tier 2 Capital, upon the occurrence and during the continuance of an Event of Default other than an Event of Default described in Section 6(a) or Section 6(b), no Noteholder may accelerate the maturity of the Subordinated Notes and make the principal of, and any accrued and unpaid interest on, the Subordinated Notes, immediately due and payable. The Company, within forty-five (45) calendar days after the receipt of written notice from any Noteholder of the occurrence of an Event of Default with respect to this Subordinated Note, shall mail to all Noteholders, at their addresses shown on the Security Register (as defined in Section 14 (Registration of Transfer, Security Register) below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Company in writing.

7.             Failure to Make Payments. In the event of an Event of Default under Section 6(c), Section 6(d) or Section 6(e) above, the Company will, upon demand of the Noteholder, pay to the Noteholder the amount then due and payable on this Subordinated Note for principal and interest (without acceleration of the Subordinated Note in any manner), with interest on the overdue principal and interest at the per annum rate borne by this Subordinated Note, to the extent permitted by applicable law. If the Company fails to pay such amount upon such demand, the holder of this Subordinated Note may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid and such amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of such Noteholder, its agents and counsel, and may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Company.

Upon the occurrence of a failure by the Company to make any required payment of principal or interest on this Subordinated Note or an Event of Default, until such Event of Default is cured by the Company or waived by the Noteholders in accordance with Section 18 (Waiver and Consent) hereof, except as may be required by any federal or state bank regulatory agency, the Company shall not: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock; (b) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any indebtedness of the Company that ranks equal with or junior to the Subordinated Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than: (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company’s common stock; (ii) any declaration of a non-cash dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; (iv) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of the Company’s common stock related to the issuance of common stock or rights under any benefit plans for the Company’s directors, officers or employees or any of the Company’s dividend reinvestment plans (the foregoing clauses (i) through (v) are collectively referred to as the “Permitted Dividends”).

8.             Affirmative Covenants of the Company.

(a)            Notice of Certain Events. To the extent permitted by applicable statute, rule or regulation, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act, the Company shall provide written notice to the Noteholder of the occurrence of any of the following events as soon as practicable, but in no event later than fifteen (15) Business Days following the Company becoming aware of the occurrence of such event:

(i)            The total risk-based capital ratio, Tier 1 risk-based capital ratio, common equity Tier 1 risk-based capital ratio or leverage ratio of the Company (but only to the extent the Company is required to measure and report such ratios on a consolidated basis under applicable law) or any of the Company’s banking subsidiaries becomes less than eight percent (8.0%), six percent (6.0%), four and one-half percent (4.5%) or four percent (4.0%), respectively, as of the end of any fiscal quarter;

(ii)           The Company, or any of the Company’s subsidiaries, or any officer of the Company (in such capacity), becomes subject to any formal, written regulatory enforcement action (as defined by the applicable state or federal bank regulatory authority);

(iii)          The ratio of non-performing assets to total assets of the Company on a consolidated basis as of the end of any fiscal quarter, as calculated by the Company in the ordinary course of business and consistent with past practices, becomes greater than five percent (5.0%);

(iv)          The appointment, resignation, removal or termination of the chief executive officer or president of the Company or Avidbank (the “Bank”); or

(v)            There is a change in ownership of 25% or more of the outstanding securities of the Company entitled to vote for the election of directors.

(b)           Payment of Principal and Interest. The Company covenants and agrees for the benefit of the Noteholder that it will duly and punctually pay the principal of, and interest on, this Subordinated Note, in accordance with the terms hereof.

(c)            Maintenance of Office. The Company will maintain an office or agency in California, unless the Company has provided due notice to the Noteholders of such change in office or agency location, where Subordinated Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Subordinated Notes may be served.

The Company may also from time to time designate one or more other offices or agencies where the Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in California. The Company will give prompt written notice to the Noteholders of any such designation or rescission and of any change in the location of any such other office or agency.

(d)           Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect: (i) the corporate existence of the Company (provided, however, that this clause (i) shall not prohibit any merger of the Company permitted under the provisions of Section 9(b) (Merger or Sale of Assets) hereof); (ii) the existence (corporate or other) of each subsidiary; and (iii) the rights (constituent governing documents and statutory), licenses and franchises of the Company and each of its subsidiaries; provided, however, that the Company will not be required to preserve the existence (corporate or other) of any of its subsidiaries or any such right, license or franchise of the Company or any of its subsidiaries if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries taken as a whole and that the loss thereof will not be disadvantageous in any material respect to the Noteholders.

(e)            Maintenance of Properties. The Company will, and will cause each subsidiary to, cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 8(e) will prevent the Company or any subsidiary from discontinuing the operation and maintenance of any of their respective properties if such discontinuance is, in the reasonable judgment of the Board of Directors of the Company or of any subsidiary, as the case may be, desirable in the conduct of its business.

(f)            Transfer of Voting Stock. Except pursuant to Section 9(b) (Merger or Sale of Assets) hereof, Company will not, nor will it permit the Bank to, directly or indirectly, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock (as defined below) of the Bank or any successor thereof or any subsidiary of the Company that is a depository institution and that has consolidated assets equal to 30% or more of the Company’s consolidated assets (“Material Subsidiary”), nor will the Company permit the Material Subsidiary to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Material Subsidiary if, in each case, after giving effect to any such transaction and to the issuance of the maximum number of shares of Voting Stock of the Material Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights, the Company would cease to own, directly or indirectly, at least 80% of the issued and outstanding Voting Stock of the Material Subsidiary. “Voting Stock” means outstanding shares of capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power because of default in dividends or other default.

(g)            Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 8(c) (Maintenance of Office), Section 8(d) (Corporate Existence), Section 8(e) (Maintenance of Properties), or Section 8(f) (Transfer of Voting Stock) above, with respect to this Subordinated Note if before the time for such compliance the Noteholders of at least a majority in aggregate principal amount of the outstanding Subordinated Notes, by act of such Noteholders, either will waive such compliance in such instance or generally will have waived compliance with such term, provision or condition, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver will become effective, the obligations of the Company in respect of any such term, provision or condition will remain in full force and effect.

(h)            Tier 2 Capital. Whether or not the Company is subject to consolidated capital requirements under applicable regulations of the Federal Reserve, if all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, the Company will promptly notify the Noteholders and thereafter, if requested by the Company, the Company and the Noteholders will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Section 8(h) (Tier 2 Capital) shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event pursuant to Section 4(a) (Redemption Prior to Fifth Anniversary) or Section 4(b) (Redemption on or after Fifth Anniversary).

(i)            Compliance with Laws. The Company shall comply with the requirements of all laws, regulations, orders and decrees applicable to it or its properties, except for such noncompliance that would not reasonably be expected to have a Material Adverse Effect (as such term is defined in the Purchase Agreement) on the Company and its subsidiaries taken as a whole.

(j)            Taxes and Assessments. The Company shall punctually pay and discharge all material taxes, assessments, and other governmental charges or levies imposed upon it or upon its income or upon any of its properties; provided, that no such taxes, assessments or other governmental charges need be paid if they are being contested in good faith by the Company.

(k)            Financial Statements; Access to Records.

(i)            Unless the Company is then subject to Section 13 or 15(d) of the Exchange Act, not later than forty-five (45) days following the end of each semi-annual or quarterly period, as applicable, for which the Company has not submitted a Consolidated Financial Statements for Holding Companies Reporting Form FR Y-9C to the Federal Reserve, upon request, the Company shall provide the Noteholder with a copy of the Company’s unaudited parent company only balance sheet and statement of income (loss) for and as of the end of such immediately preceding fiscal quarter, prepared in accordance with past practice. Quarterly financial statements, if required herein, shall be unaudited and need not comply with GAAP.

(ii)           Unless the Company is then subject to Section 13 or 15(d) of the Exchange Act, not later than ninety (90) days from the end of each fiscal year (or, if the Company’s auditors have not yet then issued the auditor’s report, promptly following the issuance of such report), upon request, the Company shall provide the Noteholder with copies of the Company’s audited financial statements consisting of the consolidated balance sheet of the Company as of the fiscal year end and the related statements of income (loss) and retained earnings, stockholders’ equity and cash flows for the fiscal year then ended. Such financial statements shall be prepared in accordance with GAAP applied on a consistent basis throughout the period involved.

(iii)          In addition to the foregoing Sections 8(k)(i) and (ii), if a Noteholder holds at least fifty percent (50%) in aggregate principal amount (excluding any Subordinated Notes held by Company or any of its Affiliates) of the Subordinated Notes at the time outstanding, the Company agrees to furnish to such Noteholder, upon request, with such financial and business information of the Company and the Bank as such Noteholder may reasonably request as may be reasonably necessary or advisable to allow such Noteholder to confirm compliance by the Company with this Subordinated Note.

(l)            Company Statement as to Compliance. The Company will deliver to the Noteholders, within one hundred twenty (120) days after the end of each fiscal year, an Officer’s Certificate covering the preceding fiscal year, stating whether or not, to the best of the certifying officer’s knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Subordinated Note (without regard to notice requirements or periods of grace) and if the Company will be in default, specifying all such defaults and the nature and status thereof of which such officer may have knowledge.

9.             Negative Covenants of the Company.

(a)            Limitation on Dividends. The Company shall not declare or pay any dividend or make any distribution on capital stock or other equity securities of any kind of the Company if the Company is not “well capitalized” for regulatory purposes immediately prior to the declaration of such dividend or distribution, except for Permitted Dividends.

(b)           Merger or Sale of Assets. The Company shall not merge into another entity, effect a Change in Bank Control (as defined below) or convey, transfer or lease substantially all of its properties and assets to any person, unless:

(i)            the continuing entity into which the Company is merged or the person which acquires by conveyance or transfer or which leases substantially all of the properties and assets of the Company shall be a corporation, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of the Company to be performed or observed; and

(ii)            immediately after giving effect to such transaction, no Event of Default (as defined above), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

“Change in Bank Control” means the sale, transfer, lease or conveyance by the Company, or an issuance of equity securities by the Bank other than to the Company, in either case resulting in ownership by the Company of less than 50% of the Bank.

10.          Denominations. The Subordinated Notes are issuable only in registered form without interest coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

11.          Charges and Transfer Taxes. No service charge will be made for any registration of transfer or exchange of this Subordinated Note, or any redemption or repayment of this Subordinated Note, or any conversion or exchange of this Subordinated Note for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of this Subordinated Note from the Noteholder requesting such transfer or exchange.

12.          Payment Procedures. Payment of the principal and interest payable on the Maturity Date will be made by check, by wire transfer or by Automated Clearing House (ACH) transfer in immediately available funds to a bank account in the United States designated by the registered Noteholder if such Noteholder shall have previously provided wire or ACH instructions to the Company, upon presentation and surrender of this Subordinated Note at the Payment Office (as defined in Section 22 (Notices) below) or at such other place or places as the Company shall designate by notice to the registered Noteholders as the Payment Office, provided that this Subordinated Note is presented to the Company in time for the Company to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Maturity Date) shall be made on each Interest Payment Date by wire or ACH transfer in immediately available funds or check mailed to the registered Noteholder, as such person’s address appears on the Security Register. Interest payable on any Interest Payment Date shall be payable to the Noteholder in whose name this Subordinated Note is registered at the close of business on the fifteenth (15th) calendar day prior to the applicable Interest Payment Date, without regard to whether such date is a Business Day, except that interest not paid on the Interest Payment Date, if any, will be paid to the holder in whose name this Subordinated Note is registered at the close of business on a special record date fixed by the Company (a “Special Record Date”), notice of which shall be given to the Noteholder not less than ten (10) calendar days prior to such Special Record Date. To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Subordinated Note, on any amount of principal or interest on this Subordinated Note not paid when due. All payments on this Subordinated Note shall be applied first against costs and expenses of the Noteholder, if any, for which the Company is liable under this Subordinated Note; then against interest due hereunder; and then against principal due hereunder. The Noteholder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Subordinated Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Subordinated Notes. In the event that the Noteholder receives payments in excess of its pro rata share of the Company’s payments to the holders of all of the Subordinated Notes, then the Noteholder shall hold in trust all such excess payments for the benefit of the other Noteholders and shall pay such amounts held in trust to such other holders upon demand by such holders.

13.          Form of Payment. Payments of principal of and interest on this Subordinated Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

14.           Registration of Transfer, Security Register. Except as otherwise provided herein, this Subordinated Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by the Noteholder in person, or by its attorney duly authorized in writing, at the Payment Office or the offices of the Registrar. The Company or its agent (the “Registrar”) shall maintain a register providing for the registration of the Subordinated Notes and any exchange or transfer thereof (the “Security Register”). Upon surrender or presentation of this Subordinated Note for exchange or registration of transfer, the Company or the Registrar shall execute and deliver in exchange therefor a Subordinated Note or Subordinated Notes of like aggregate principal amount, each in a minimum denomination of $100,000 or any amount in excess thereof which is an integral multiple of $1,000 (and, in the absence of an opinion of counsel satisfactory to the Company to the contrary, bearing the restrictive legend(s) set forth hereinabove) and that is or are registered in such name or names requested by the Noteholder. Any Subordinated Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached hereto and incorporated herein, duly executed by the Noteholder or its attorney duly authorized in writing, with such tax identification number or other information for each person in whose name a Subordinated Note is to be issued, and accompanied by evidence of compliance with any restrictive legend(s) appearing on such Subordinated Note or Subordinated Notes as the Company may reasonably request to comply with applicable law. Any transferee shall be solely responsible for delivering to the Company or the Registrar a mailing address or other information necessary for the Company or the Registrar to deliver notices and payments to such transferee. No exchange or registration of transfer of this Subordinated Note shall be made on or after (i) the fifteenth (15th) day immediately preceding the Maturity Date or (ii) the due delivery of notice of redemption. The transfer of any Subordinated Note and the rights to the principal of, and interest on, any Subordinated Note shall not be effective until such transfer is recorded on the Security Register with respect to ownership of such Subordinated Note.

15.           Successors and Assigns. This Subordinated Note shall be binding upon the Company and inure to the benefit of the Noteholder and its respective successors and permitted assigns. The Noteholder may assign all, or any part of, or any interest in, the Noteholder’s rights and benefits hereunder only to the extent and in the manner permitted by the terms of this Note. To the extent of any such assignment, such assignee shall have the same rights and benefits against the Company and shall agree to be bound by and to comply with the terms and conditions of the Purchase Agreement as it would have had if it were the Noteholder hereunder.

16.           Priority. The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any insolvency proceeding, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceeding or any liquidation or winding up of the Company, with all other present or future unsecured subordinated debt obligations of the Company, except any unsecured subordinated debt that, pursuant to its express terms, is senior or subordinate in right of payment to the Subordinated Notes.

17.           Ownership. Prior to due presentment of this Subordinated Note for registration of transfer, the Company may treat the holder in whose name this Subordinated Note is registered in the Security Register as the absolute owner of this Subordinated Note for receiving payments of principal and interest on this Subordinated Note and for all other purposes whatsoever, whether or not this Subordinated Note be overdue, and the Company shall not be affected by any notice to the contrary.

18.           Waiver and Consent.

(a)            This Subordinated Note may be amended or waived pursuant to, and in accordance with, the provisions set forth herein and as set forth in Section 7.3 of the Purchase Agreement. Any such consent or waiver given by the Noteholder shall be conclusive and binding upon such Noteholder and upon all subsequent holders of this Subordinated Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note. No delay or omission of the Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

(b)           No waiver or amendment of any term, provision, condition, covenant or agreement in the Subordinated Notes shall be effective except with the consent of the Company and Noteholders holding not less than fifty percent (50%) in aggregate principal amount (excluding any Subordinated Notes held by the Company or any of its Affiliates) of the Subordinated Notes at the time outstanding; provided, however, that without the consent of each Noteholder of an affected Subordinated Note, no such amendment or waiver may: (i) reduce the principal amount of any Subordinated Note; (ii) reduce the rate of or change the time for payment of interest on any Subordinated Note; (iii) extend the maturity of any Subordinated Note; (iv) change the currency in which payment of the obligations of the Company under the Subordinated Notes are to be made; (v) lower the percentage of aggregate principal amount of outstanding Subordinated Notes required to approve any amendment of the Subordinated Notes; (vi) make any changes to Section 4(c) (Partial Redemption), Section 6 (Events of Default; Acceleration), Section 7 (Failure to Make Payments), Section 16 (Priority), or Section 18 (Waiver and Consent) of the Subordinated Notes that adversely affects the rights of any Noteholder; or (vii) disproportionately affect the rights of any of the holders of the then outstanding Subordinated Notes. Notwithstanding the foregoing, the Company may amend or supplement the Subordinated Notes without the consent of the Noteholders to cure any ambiguity, defect or inconsistency or to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, or to make any change that does not adversely affect the rights of any Noteholder of any of the Subordinated Notes. No failure to exercise or delay in exercising, by any Noteholder of the Subordinated Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law, except as restricted hereby. The rights and remedies provided in this Subordinated Note are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on the Company in any case shall, in itself, entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Noteholders to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by the Noteholders to or of any breach or default by the Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of the Company hereunder. Failure on the part of the Noteholders to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Noteholders of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by the Company.

19.           Absolute and Unconditional Obligation of the Company.

(a)            No provisions of this Subordinated Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on this Subordinated Note at the times, places and rate, and in the coin or currency, herein prescribed.

(b)           No delay or omission of the Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

(c)            Any insured depository institution which shall be a Noteholder or which otherwise shall have any beneficial ownership interest in this Subordinated Note shall, by its acceptance of such Subordinated Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.

20.           No Sinking Fund or Trust Indenture; Convertibility. This Subordinated Note is not entitled to the benefit of any sinking fund. This Subordinated Note is not being issued pursuant to, or is the subject of, any trust indenture. This Subordinated Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any subsidiary of the Company.

21.           No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in this Subordinated Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Subordinated Note by the Noteholder and as part of the consideration for the issuance of this Subordinated Note.

22.          Notices. All notices to the Company under this Subordinated Note shall be in writing and addressed to the Company at 1732 North First Street, 6th Floor, San Jose, California 95112, or to such other address as the Company may notify to the Noteholder (the “Payment Office”). All notices to the Noteholders shall be in writing and sent by first-class mail or a responsible overnight commercial courier promising next business day delivery to each Noteholder at such Noteholder’s address as set forth in the Security Register or as otherwise provided in such Noteholder’s Purchase Agreement. Any notice given in accordance with the foregoing shall be deemed given three (3) Business Days after it shall have been deposited in the United States mails or, if sent by overnight commercial courier, the Business Day following the date of delivery to such courier, provided next business day delivery was requested.

23.           Further Issues. The Company may, without the consent of the Noteholders, create and issue additional notes having the same terms and conditions of the Subordinated Notes (except for the Issue Date and issue price) so that such further notes shall be consolidated and form a single series with the Subordinated Notes.

24.           Severability. Should any provision of this Subordinated Note be held to be void or unenforceable, the remaining provisions shall remain in full force and effect, to be read and construed as if the void or unenforceable provision was originally deleted.

25.           Governing Law; Interpretation. THIS SUBORDINATED NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THIS SUBORDINATED NOTE IS INTENDED TO MEET THE CRITERIA FOR QUALIFICATION OF THE OUTSTANDING PRINCIPAL AS TIER 2 CAPITAL UNDER THE REGULATORY GUIDELINES OF THE FEDERAL RESERVE, AND THE TERMS HEREOF SHALL BE INTERPRETED IN A MANNER TO SATISFY SUCH INTENT.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Subordinated Note to be duly executed and attested.

AVIDBANK HOLDINGS, INC.

By:
Name:
Title:

ATTEST:

Name:
Title:

[This is a global certificate representing the Subordinated Notes issued by Avidbank Holdings, Inc. referred to in the Note Purchase Agreement dated August 26, 2026.]

UMB BANK N.A.

___________________________

Name:

Date: [●]

[Signature Page to Subordinated Note]

ASSIGNMENT FORM

[Capitalized terms used herein but not defined have the meanings assigned in the Subordinated Note]

To assign this Subordinated Note of Avidbank Holdings, Inc. (the “Company”), fill in the form below: (I) or (we) assign and transfer this Subordinated Note to:

______________________________________________________________________________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

______________________________________________________________________________________________________________________________________________________

(Insert assignee’s social security or tax I.D. Number)

and irrevocably appoint____________________ as agent to transfer this Subordinated Note on the books of the Company. The agent may substitute another to act for him.

Date:                                         Your signature:

(Sign exactly as your name appears on the face of this Subordinated Note)

FOR EXECUTION BY AN ENTITY:

Entity name:_____________________________

By:  _________________________________

Name:________________________________

Title: _________________________________

Tax Identification No. or SSN#:

Signature Guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

The undersigned certifies that he/she/it [is / is not] (circle one) an Affiliate of the Company and that, to such Person’s knowledge, the proposed transferee [is / is not] (circle one) an Affiliate of the Company.

In connection with any transfer or exchange of this Subordinated Note occurring prior to the date that is one year after the later of the date of original issuance of this Subordinated Note and the last date, if any, on which this Subordinated Note was owned by the Company or any Affiliate of the Company, the undersigned confirms that this Subordinated Note is being:

CHECK ONE BOX BELOW:

☐ (1)   acquired for the undersigned’s own account, without transfer;

☐ (2)   transferred to the Company,

☐ (3)   transferred in accordance and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);

☐ (4)   transferred under an effective registration statement under the Securities Act;

☐ (5)   transferred in accordance with and in compliance with Section 4(a)(7) of the Securities Act.

☐ (6)   transferred to an institutional “accredited investor” (as defined in Rule 501(a)(l), (2), (3) or (7) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished a signed letter containing certain representations and agreements; or

☐ (7)   transferred in accordance with another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Company will refuse to register this Subordinated Note in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Company may require, prior to registering any such transfer of this Subordinated Note, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under the Securities Act.

Your signature:

(Sign exactly as your name appears on the face of this Subordinated Note)

FOR EXECUTION BY AN ENTITY:

Entity name:_____________________________

By:  _________________________________

Name:________________________________

Title: _________________________________

Tax Identification No. or SSN#:

Signature Guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-l5).

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Subordinated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned  has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signature:

Print name:

FOR EXECUTION BY AN ENTITY:

Entity name:

By:

Name:

Title:

Tax Identification No. or SSN#:

EXHIBIT B

FORM OF OPINION OF COUNSEL

1.

Each of the Company and the Bank (i) has been incorporated and is validly existing and in good standing under the laws of California, and (ii) has all requisite corporate power to conduct its business and activities as presently conducted, and to own, lease and operate its properties and assets.

2.	The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

3.	The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation under the provisions of the Federal Deposit Insurance Act, subject to applicable limits.

4.

The Company has (a) all necessary corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to consummate the transactions and perform the obligations contemplated by the Transaction Documents and (b) has duly and validly authorized, executed and delivered each Agreement and the Paying Agent Agreement and, assuming due authorization, execution and delivery by the Purchasers and Paying Agent, respectively, of such agreements, each such agreement constitutes a legal, valid and binding obligation of the Company and, assuming performance by those parties of their respective obligations thereunder, is enforceable against the Company in accordance with its respective terms, except as the enforceability thereof may be limited by customary exceptions, including (A) bankruptcy, insolvency, fraudulent or voluntary conveyance, moratorium, liquidation, reorganization or similar federal or state laws affecting the enforcement of creditors’ rights in general, (B) general principles of equity, whether applied by a court of law or equity, including the possible unavailability of specific performance, appointment of a receiver or injunctive relief, (C) the exercise of discretionary powers by any court before which specific performance, injunctive relief or other equitable remedies may be sought, (D) other equitable remedies and defenses, (E) procedural requirements of law applicable to the enforcement of creditors’ remedies, (F) principles of diligence, good faith, reasonableness, fair dealing, conscionability and materiality, (G) judicial discretion inherent in the forum addressing enforceability, and (H) the effect of public policy on the enforceability of provisions relating to indemnification or contribution.

5.

The Company’s authorization, execution and delivery of the Transaction Documents and performance by the Company of its obligations under the Transaction Documents do not (i) to our knowledge, violate any applicable provisions of the California General Corporation Law, (ii) to our knowledge, violate any court order or judgment of any agency or court of California having jurisdiction over the Company, or (iii) violate the articles of incorporation, as amended, or amended and restated bylaws of the Company, each as currently in effect.

6.

The Subordinated Notes have been duly and validly authorized by the Company and when executed by the Company and issued, delivered to and paid for, by the Purchasers in accordance with the terms of each Agreement, will have been duly executed, issued and delivered, and will constitute legal, valid and binding obligations of the Company and, assuming the accuracy and veracity of the representations and warranties and compliance with covenants of each of the Purchasers in the Agreement, will be enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by customary exceptions, (A) bankruptcy, insolvency, fraudulent or voluntary conveyance, moratorium, liquidation, reorganization or similar federal or state laws affecting the enforcement of creditors’ rights in general, (B) general principles of equity, whether applied by a court of law or equity, including the possible unavailability of specific performance, appointment of a receiver or injunctive relief, (C) the exercise of discretionary powers by any court before which specific performance, injunctive relief or other equitable remedies may be sought, (D) other equitable remedies and defenses, (E) procedural requirements of law applicable to the enforcement of creditors’ remedies, (F) principles of diligence, good faith, reasonableness, fair dealing, conscionability and materiality, (G) judicial discretion inherent in the forum addressing enforceability, and (H) the effect of public policy on the enforceability of provisions relating to indemnification or contribution.

7.

Assuming the accuracy and veracity of the representations and warranties of each of the Purchasers and the Company set forth in each Agreement and the written representations of Piper Sandler & Co., the Subordinated Notes to be issued and sold by the Company to Purchasers pursuant to the Agreements will be issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, but it being expressly understood that we express no opinion as to any reoffer or resale of any such Subordinated Notes or any Secondary Market Transaction as that term is defined in the Agreements that involve the Subordinated Notes.

8.

The Company is not required and, upon the sale and issuance of the Subordinated Notes by the Company in accordance with the terms and conditions of each Agreement and, assuming the Company’s application of the proceeds therefrom in accordance with its statement in the Agreement, will not be required to be registered as an “investment company” as defined under the Investment Company Act of 1940, as amended.